DEL
Global
Technologies
Corp.

                              FOR IMMEDIATE RELEASE

                       DEL GLOBAL TECHNOLOGIES ANNOUNCES
                   FISCAL 2007 FIRST QUARTER FINANCIAL RESULTS

Q1 FY 2007 HIGHLIGHTS VERSUS Q1 FY 2006
    o    SALES ROSE 18.8% TO $19.3 MILLION
    o    OPERATING INCOME OF $239,000
    o    BACKLOG AT OCTOBER 28, 2006 ROSE 29.5% TO $29.0 MILLION

FRANKLIN PARK, IL - DECEMBER 11, 2006 -- DEL GLOBAL  TECHNOLOGIES  CORP.  (DGTC)
("Del Global" or "the Company") today announced financial results for its fiscal year 2007 first quarter ended October 28, 2006.  Consolidated  net sales for the first quarter of fiscal 2007 increased 18.8% to $19.3 million from $16.2 million in the first  quarter of fiscal 2006.  Most of the increase was driven by higher sales at the  Medical  Systems  Group.  Fiscal 2007 first  quarter  sales at the
Medical  Systems  Group rose 30.1% to $16.6  million  from $12.8  million in the comparable prior year period.  Higher international sales at the Medical Systems
Group were achieved during the first quarter due to completing shipments as part of large  tender  orders for Russia and  Tunisia,  and  continued  growth of the dental products  business.  Sales at the Power  Conversion  Group ("RFI") in the
first  quarter  fiscal 2007 were $2.7 million,  a decrease of $0.8  million,  or
23.1%,  from  last  year's  levels  due  primarily  to a  customer  deciding  to manufacture a product internally that was previously  manufactured by RFI during the first quarter of fiscal 2007.

Consolidated  gross  margin  was  20.8% for the first  quarter  of fiscal  2007, compared to 23.0% in the first quarter of fiscal 2006. The decline was caused by an unfavorable  product mix. Despite lower sales,  margins at RFI were stable at
32.0% versus 32.3% in the prior year's first quarter.  Increased  material costs as a percent of sales was offset by reduced overhead  spending.  For the Medical
Systems  Group,  first quarter gross margins of 19.0% declined from 20.5% in the prior year first quarter due to unfavorable  product mix, both  domestically and internationally.

Selling,  general and administrative  expenses ("SG&A") for the first quarter of fiscal 2007  declined to 17.3% of sales from 18.5% of sales in the prior  year's first quarter. Total operating expenses declined to 19.6% of sales from 23.7% of sales in the same  period one year ago,  reflecting  higher  total sales and the absence of litigation  settlement  costs in the 2007 quarter as compared to $0.5 million in litigation settlement costs during the first quarter of fiscal 2006.

Operating  income for the first quarter of fiscal 2007 was $0.2 million,  a $0.3 million  improvement from an operating loss of $0.1 million in the first quarter of fiscal 2006.  The Medical  Systems Group posted a first  quarter  fiscal 2007 operating  profit of $0.6 million as compared to $0.3 million in the same period one year ago, while RFI generated  operating  profit of $0.3 million as compared to $0.6  million  one year ago.  Unallocated  corporate  costs  during the first quarter of fiscal  2007 were $0.6  million.  Fiscal  2006  results  included  an expense of $0.5 million related to a litigation settlement.

Interest  expense for the first quarter of fiscal 2007 was higher than the prior year's first quarter due to higher  interest  rates and higher  borrowings  when compared to the prior year.

Del Global Technologies                                                   Page 2
December 11, 2006

The Company has not provided for a U.S.  income tax benefit in the first quarter of fiscal 2007. With the exception of tax provisions and adjustments recorded at
Villa, Del Global's Italian  subsidiary,  the Company recorded no adjustments to its current or net deferred tax accounts during the first quarter of fiscal 2007 or fiscal 2006.

Reflecting the above, Del Global recorded a net loss in the first quarter fiscal
2007 of $0.5 million, or $0.04 per basic and diluted share on approximately 11.6 million weighted average common shares outstanding  ("shares  outstanding"),  as compared to net loss of $0.5  million,  or $0.05 per basic and diluted  share on approximately  10.6  million  shares  outstanding,  during the first  quarter of fiscal 2006.

BACKLOG

Consolidated  backlog at October  28,  2006 rose  29.5% to  approximately  $29.0 million  from  approximately  $22.4  million  at July 29,  2006.  Backlog at the
Medical Systems Group rose by $6.8 million from July 29, 2006 levels, reflecting strong bookings  during the quarter.  This includes an order from the California
Prison System for 18 systems,  valued at $2.6  million.  This increase more than offset a $0.2 million decrease in backlog at RFI from levels at beginning of the fiscal year, reflecting lower bookings earlier in the quarter. Substantially all of the backlog should result in shipments within the next 12 months.

COMMENTS

James A. Risher,  Del Global's  President and Chief Executive Officer commented,
"We are very  pleased with higher  sales and  improved  operating  income at the
Medical  Systems  Group.  At last week's RSNA 2006 Show in Chicago,  the Medical
Systems Group displayed several exciting new digital radiographic  offerings. We received very positive comments from both our international and domestic dealers and customers. While RFI generated lower sales, gross margin remained stable and this segment of our business remained  profitable.  We are also pleased that Del
Global generated  approximately  $2.0 million of cash from operations during the fiscal  2007 first  quarter,  compared  to a use of cash of $1.5  million in the prior fiscal year period."

FINANCIAL CONDITION

Del Global's balance sheet at October 28, 2006 reflected working capital of $6.3 million,  shareholders'  equity of $12.2 million,  and a net book value of $1.05 per share. As of October 28, 2006, Del Global had approximately  $2.6 million of excess  borrowing  availability  under its domestic  revolving  credit  facility compared to $0.5 million at July 29, 2006. In addition,  as of October 28, 2006,
Del Global's Villa subsidiary had an aggregate of approximately  $6.9 million of excess borrowing  availability  under its various  short-term credit facilities.
Terms of the  Italian  credit  facilities  do not  permit  the use of  borrowing availability  to directly  finance  operating  activities  at Del Global's  U.S.
subsidiaries.

INVESTOR CONFERENCE CALL

Del Global will host a conference call on Monday, December 18, 2006 at 11:00 AM.
Eastern  Time to  discuss  these  results.  The  telephone  number  to join this conference call is (888) 737-9832 (Domestic) or (706) 679-0770  (International).
A taped replay of the call will be available  through 11:59 P.M. Eastern Time on
December   25,   2006.   Please  dial  (800)   642-1687   (Domestic)   or  (706)
645-9291(International) and enter the number 3282565 to listen to the replay. In addition, the conference call will be broadcast live over the Internet under the
"Investor  Relations"  section of Del  Global's  web site at  WWW.DELGLOBAL.COM;
click on "Presentations & Webcasts." To listen to the live call on the Internet, go to the web site at least 15 minutes  early to register,  download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed on Del Global's website for approximately five business days.

Del Global Technologies                                                   Page 3
December 11, 2006

ABOUT DEL GLOBAL TECHNOLOGIES

Del Global  Technologies  Corp. is primarily engaged in the design,  manufacture and marketing of high performance diagnostic imaging systems for medical, dental and veterinary  applications  through the Del Medical Systems Group. Through its
U.S.  based Del Medical  Imaging  Corp.  and Milan,  Italy  based Villa  Sistemi
Medicali  S.p.A.  subsidiaries  the Company offers a broad  portfolio of general radiographic, radiographic/fluoroscopic, portable x-ray and digital radiographic systems  to the  global  marketplace.  Through  its RFI  subsidiary,  Del Global manufactures  proprietary  high-voltage  power conversion  subsystems  including electronic filters, high voltage capacitors, pulse modulators,  transformers and reactors,  and a variety of other  products  designed for  industrial,  medical,
military  and  other  commercial   applications.   The  company's  web  site  is
WWW.DELGLOBAL.COM.

Statements   about  future   results   made  in  this  release  may   constitute
forward-looking   statements  within  the  meaning  of  the  Private  Securities
Litigation   Reform  Act  of  1995.   These  statements  are  based  on  current
expectations  and the current  economic  environment.  Del Global  cautions that these  statements are not  guarantees of future  performance.  These  statements involve a number of risks  and  uncertainties  that are  difficult  to  predict, including,  but not  limited  to: the  ability of Del  Global to  implement  its business  plan;  retention of  management;  changing  industry  and  competitive conditions;  obtaining  anticipated operating  efficiencies;  securing necessary capital facilities;  favorable  determinations in various legal matters;  market and operating  risks from foreign  currency  exchange  exposures;  and favorable general economic  conditions.  Actual results could differ materially from those expressed or implied in the forward-looking  statements.  Important  assumptions and other important factors that could cause actual results to differ materially from those in the  forward-looking  statements  are  specified in the  Company's filings with the Securities and Exchange Commission.

DEL GLOBAL TECHNOLOGIES CORP.:                     MEDIA RELATIONS:
James A. Risher                                    M. Thomas Boon
Chief Executive Officer                            VP Global Sales and Marketing
(847) 288-7065                                     (847) 288-7023

Mark A. Zorko
Chief Financial Officer
(847) 288-7003

THE EQUITY GROUP INC.
Devin Sullivan
Senior Vice President
(212) 836-9608

Del Global Technologies                                                            Page 4
December 11, 2006

                      DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                       (UNAUDITED)

                                                              Three Months Ended
                                                      October 28, 2006   October 29, 2005
                                                      ----------------   ----------------

Net sales                                               $     19,286       $     16,239
Cost of sales                                                 15,275             12,504
                                                        ------------       ------------

Gross margin                                                   4,011              3,735
                                                        ------------       ------------

Selling, general and administrative                            3,342              2,999
Research development                                             430                353
Litigation settlement costs                                     --                  500
                                                        ------------       ------------

Total operating expenses                                       3,772              3,852
                                                        ------------       ------------

Operating income                                                 239               (117)

Interest expense                                                 327                210
Other income                                                      (9)               (13)
                                                        ------------       ------------

Loss from continuing operations before
   income tax provision and minority interest                    (79)              (314)

Income tax provision                                             408                172
                                                        ------------       ------------

Loss from continuing operations
   before minority interest                                     (487)              (486)

Minority interest                                               --                   (3)
                                                        ------------       ------------

Net loss                                                $       (487)      $       (483)
                                                        ============       ============

Net loss per basic and diluted share                    $      (0.04)      $      (0.05)
                                                        ============       ============

Weighted average number of common shares outstanding:
Basic                                                     11,645,689         10,630,188
                                                        ============       ============
Diluted                                                   11,645,689         10,630,188
                                                        ============       ============

Del Global Technologies                                                     Page 5
December 11, 2006

                  DEL GLOBAL TECHNOLOGIES CORP. AND SUBSIDIARIES
                        CONSOLIDATED SUMMARY BALANCE SHEETS
                   (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   October 28, 2006  July 29, 2006
                                                   ----------------  -------------
                                                     (Unaudited)
                                                     -----------

Current Assets                                         $35,775         $34,959
Total Assets                                           $49,887         $49,153

Current Liabilities                                    $27,918         $28,024
Total Liabilities                                      $37,639         $36,339

Shareholders' Equity                                   $12,248         $12,814

Common Shares Outstanding at the End of the Period      11,661          11,636

Book Value Per Share                                   $  1.05         $  1.10